UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2009

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street
 Suite 600
 Tempe, Arizona 85281
 (Address of Principal Executive Offices) (Zip Code)
 Registrant’s telephone number, including area code: (602) 414-9300

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits
Signature
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3

Item 8.01. Other Events.

On September 7, 2009, First Solar, Inc. (“First Solar”) issued a press release announcing a visit to First Solar’s headquarters by Chairman Wu Bangguo of the Standing Committee of the National People's Congress of China and a delegation of senior Chinese government leaders to discuss how First Solar’s low-cost solar technology can help contribute to China’s goal of achieving a low-carbon economic future as well as meeting China’s increasing demand for sustainable renewable energy. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

On September 8, 2009, First Solar and the Ordos City Government, China entered into a Memorandum of Understanding (“MOU”) outlining a long-term strategic partnership between the parties pursuant to which First Solar would, through an appropriate business model, develop and construct a 2,000MW photovoltaic power plant located within the Ordos New Energy Industry Demonstration Zone in China.  A copy of the MOU is furnished as Exhibit 99.2 to this Form 8-K, and a copy of the press release issued by First Solar on September 8, 2009 relating to the MOU is furnished as Exhibit 99.3 to this Form 8-K.

The information in this Form 8-K and in the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release of First Solar dated September 7, 2009
99.2	Memorandum of Understanding, dated September 8, 2009, between First Solar, Inc. and Ordos City Government
99.3	Press Release of First Solar dated September 8, 2009

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
Date: September 8, 2009	By:	/s/ Mary Beth Gustafsson
		Name:	Mary Beth Gustafsson
		Title:	Vice President, General Counsel